EXHIBIT 10.1

THIS DEED OF RELEASE AND TERMINATION is made on 28 February 2014 and is given by:

(1)	XIN HUA, holder of PRC Identity Card Number 522501197702277338, of 37/F, 500 Chengdu North Road, Huangpu District, Shanghai, the People’s Republic of China (the “Lender”); in favour of

(2)	GULFSTREAM CAPITAL PARTNERS LTD., a company incorporated in Seychelles with limited liability, the registered office of which is at 1st Floor, #5 DEKK House, De Zippora Street, P.O. Box 456, Povidence Industrial Estate, Mahe, Republic of Seychelles (the “Chargor”).

Whereas:

(A)	By a share charge dated 28 October 2014 and executed by the Chargor in favour of the Lender (the “Share Charge”), the Chargor granted security over the Charged Securities, 378,467,031 shares (each a “Share”) of HK$1.00 each in the capital of China Motion Telecom (HK) Limited (“China Motion”) as security for the payment and discharge of the Secured Obligations.

(B)	By an option deed dated 28 October 2014 and entered into between the Chargor and the Lender (the “Option Deed”), the Chargor granted a call option to the Lender for the acquisition by the Lender from the Chargor the entire issued share capital of China Motion;

(C)	Upon full repayment of the Loan (as defined in the Loan Agreement) by the Chargor, (i) the Lender has agreed to release the Charged Securities from the Share Charge; and (ii) Lender and the Chargor has agreed to terminate the Option Deed subject to the terms and conditions of the Loan Agreement.

Now this Deed witnesses as follows:

1.	Interpretation

Unless the context otherwise requires or unless otherwise defined in this Deed, capitalised terms in this Deed (including the Recitals) shall have the same meaning ascribed to them in the Share Charge.

2.	Release

2.1	The Lender hereby unequivocally and irrevocably RELEASES, REASSIGNS AND DISCHARGES unto the Chargor the Charged Securities and all and any right title interest property claim and demand whatsoever of the Lender therein and thereto and TO HOLD the same unto the Chargor absolutely as the Chargor held the same immediately prior to the execution of the Share Charge freed and absolutely discharged of and from the Share Charge and of and from all principal, interest and other monies thereby secured and all claims and demands for and in respect of the same and in any manner relating thereto.

1

2.2	The Lender hereby undertakes that it shall forthwith upon the execution of this Deed return to the Chargor the following documents (which shall be identically the same as those delivered by the Chargor to the Lender pursuant to the Share Charge):

(a)	share certificate(s) in respect of the Charged Securities issued in the name of the Chargor;
(b)	undated instrument(s) of transfer in respect of the Charged Securities duly executed in blank by the Chargor;
(c)	undated bought and sold notes in respect of the Charged Securities duly executed in blank by the Chargor;
(d)	undated declaration of the Chargor that there is no loss of the share certificate(s) of the Charged Securities as referred to in sub-paragraph (a) above;
(e)	a duly executed letter of authorisation from each of the directors of the Company; and
(f)	undated letter of resignation of each of Tay Yong Lee, George Alvarez, Hung Chau Wai Peter resigning from their respective office as director of the Company.

3.	TERMINATION OF OPTION

3.1	The Lender and the Chargor hereby agree to terminate the Option Deed with effect from the date of this Deed. Each of the Chargor and the Lender hereby releases the others from all past, present and future duties, obligations and liabilities under the Option Deed, notwithstanding any clauses of the Option Deed providing otherwise.

4.	Governing Law

This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the Lender hereby irrevocably submits to the non-exclusive jurisdictions of the Hong Kong courts.

5.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by different parties on separate counterparts as the Lender may require which taken together shall be deemed to constitute one document. Satisfactory evidence of execution of this Deed will include evidence by facsimile of execution by the relevant party and in such case the executing party undertakes to produce the original as soon as reasonably practicable thereafter.

2

In witness whereof this Deed has been duly executed by the Lender the day and year first above written.

THE LENDER

SIGNED, SEALED AND DELIVERED	)
)
By XIN HUA	) /s/ Xin Hua
)
in the presence of:	)

THE CHARGOR

Executed as a Deed	)
)
and SIGNED by Colin Tay, its director	)
)
for and on behalf of	) /s/ Colin Tay
)
Gulfstream Capital Partners, Ltd.	)
)
in the presence of:	)

3